BYLAWS

OF

MAXIM TEP, INC.

ARTICLE I.
OFFICES

Section 1. Principal Office. The principal office and registered agent of MAXIM TEP, INC. (the "Corporation") shall be as from time to time set forth in the Corporation's Articles of Incorporation.

Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Texas, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II.
SHAREHOLDERS

Section 1. Place of Meetings. All meetings of the shareholders for the election of Directors shall be held at such place, within or without the State of Texas, as may be fixed from time to time by the Board of Directors. Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meeting. An annual meeting of the shareholders shall be held at such time as may be determined by the Board of Directors, at which meeting the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3. List of Shareholders. At least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of voting shares registered in the name of each, shall be prepared by the officer or agent having charge of the stock transfer books. Such list shall be kept on file at the registered office of the Corporation for a period of ten days prior to such meeting and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any shareholder who may be present.

Section 4. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law, by the Articles of Incorporation or by these Bylaws, may be called by the President or the Board of Directors, or shall be called by the President or Secretary at the request in writing of the holders of not less than one-tenth of all the shares issued, outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at all special meetings shall be confined to the purposes stated in the notice of the meeting unless all shareholders entitled to vote are present and consent.

Section 5. Notice. Written or printed notice stating the place, day and hour of any meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Section 6. Quorum. At all meetings of the shareholders, the presence in person or by proxy of the holders of a majority of the shares issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 7. Voting. When a quorum is present at any meeting of the Corporation's shareholders, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy at such meeting shall decide any questions brought before such meeting, unless the question is one upon which, by express provision of law, the Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8. Method of Voting. Each outstanding share of the Corporation's capital stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation, as amended from time to time. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder or by his duly authorized attorney-in-fact and bearing a date not more than 11 months prior to such meeting, unless such instrument provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. Such proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Voting for directors shall be in accordance with Article III of these Bylaws. Voting on any question or in any election may be by voice vote or show of hands unless the presiding officer shall order or any shareholder shall demand that voting be by written ballot.

Section 9. Record Date; Closing Transfer Books. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such record date to be not less than ten nor more than sixty days prior to such meeting, or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten nor more than sixty days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

Section 10. Action By Consent. Any action required or permitted by law, the Articles of Incorporation, or these Bylaws to be taken at a meeting of the shareholders of this Corporation may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which holders of all shares entitled to vote on the action were present and voted. Such signed consent shall be delivered to the Secretary for inclusion in the Minute Book of the Corporation.

ARTICLE III.
BOARD OF DIRECTORS

Section 1. Management. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.

Section 2. Qualification; Election; Term. None of the directors need be a shareholder of the Corporation or a resident of the State of Texas. The directors shall be elected by plurality vote at the annual meeting of the shareholders, except as hereinafter provided, and each director elected shall hold office until his successor shall be elected and qualified.

Section 3. Number. The number of directors authorized shall be fixed as the Board of Directors may from time to time designate, or if no such designation has been made, the number of directors shall be the same as the number of members of the initial Board of Directors as set forth in the Articles of Incorporation. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 4. Removal. Any director may be removed, with or without cause, at any regular or special meeting of the Board of Directors by the affirmative vote of a majority of the whole Board of Directors, or at any meeting of shareholders called expressly for that purpose by a vote of the holders of a majority of shares then entitled to vote at an election of the directors.

Section 5. Vacancies. Any vacancy occurring in the Board of Directors by death, resignation, removal or otherwise may be filled by an affirmative vote of at least a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office only until the next election of one or more directors by the shareholders.

Section 6. Place of Meetings. Meetings of the Board of Directors, regular or special, may be held at such place within or without the State of Texas as may be fixed from time to time by the Board of Directors.

Section 7. Annual Meeting. The first meeting of each newly elected Board of Directors shall be held without further notice immediately following the annual meeting of shareholders and at the same place, unless by unanimous consent, the directors then elected and serving shall change such time or place.

Section 8. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board of Directors.

Section 9. Special Meetings. Special meetings of the Board of Directors may be called by the President on oral or written notice to each director, given either personally, by telephone, by telegram or by mail; special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of at least two directors. Except as may be otherwise expressly provided by law, the Articles of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need to be specified in a notice or waiver of notice.

Section 10. Quorum. At all meetings of the Board of Directors the presence of a majority of the number of directors fixed by these Bylaws shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Articles of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

Section 11. Interested Directors. No contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 12. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate committees, each committee to consist of two or more directors of the Corporation, which committees shall have such power and authority and shall perform such functions as may be provided in such resolution. Such committee or committees shall have such name or names as may be designated by the Board and shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

Section 13. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee of the Board of Directors may be taken without such a meeting if a consent or consents in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such other committee, as the case maybe.

Section 14. Compensation of Directors. Directors shall receive such compensation for their services, and reimbursement for their expenses as the Board of Directors, by resolution, shall establish; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV.
NOTICE

Section 1. Form of Notice. Whenever required by law, the Articles of Incorporation or these Bylaws, notice is to be given to any director or shareholder, and no provision is made as to how such notice shall be given, such notice may be given: (a) in writing, by mail, postage prepaid, addressed to such director or shareholder at such address as appears on the books of the Corporation; or (b) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail.

Section 2. Waiver. Whenever any notice is required to be given to any shareholder or director of the Corporation as required by law, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a shareholder or director at a meeting shall constitute a waiver of notice of such meeting, except where such shareholder or director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE V.
OFFICERS AND AGENTS

Section 1. In General. The officers of the Corporation shall be elected by the Board of Directors and shall be a President and a Secretary. The Board of Directors may also elect a Chairman of the Board, Vice Chairman of the Board, Vice Presidents, Assistant Vice Presidents, a Treasurer, and one or more Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person.

Section 2. Election. The Board of Directors, at its first meeting after each annual meeting of shareholders, shall elect the officers, none of whom need be a member of the Board of Directors.

Section 3. Other Officers and Agents. The Board of Directors may also elect and appoint such other officers and agents as it shall deem necessary, who shall be elected and appointed for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 4. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors or any committee of the Board, if so authorized by the Board.

Section 5. Term of Office and Removal. Each officer of the Corporation shall hold office until his death, or his resignation or removal from office, or the election and qualification of his successor, whichever shall first occur. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, for or without cause, by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

Section 6. Employment and Other Contracts. The Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name or on behalf of the Corporation, and such authority may be general or confined to specific instances. The Board of Directors may, when it believes the interest of the Corporation will best be served thereby, authorize executive employment contracts which will have terms no longer than ten years and contain such other terms and conditions as the Board of Directors deems appropriate. Nothing herein shall limit the authority of the Board of Directors to authorize employment contracts for shorter terms.

Section 7. President. The President shall be the chief executive officer of the Corporation and shall preside at all meetings of the shareholders. In the absence of the Chairman of the Board, he shall also preside at all meetings of the Board of Directors. He shall be ex officio a member of all standing committees. Subject to the control of the Board of Directors, the President shall, in general, supervise and control all of the business and affairs of the Corporation and shall have and may exercise such other powers as are from time to time assigned to him by the Board of Directors. He shall perform all duties incident to the office of the President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 8. Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors or any committee thereof may from time to time prescribe, or as the President may from time to time delegate to him. In the absence or disability of the President, a Vice President designated by the Board of Directors shall perform the duties and exercise the powers of the President.

Section 9. Secretary. The Secretary shall attend all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary shall perform like duties for the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation. He shall be under the supervision of the President. He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

Section 10. Assistant Secretaries. Each Assistant Secretary shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him.

Section 11. Treasurer. The Treasurer shall have the custody of all corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements of the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, shall render to the Directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation, and shall perform such other duties as the Board of Directors may prescribe or the President may from time to time delegate.

Section 12. Assistant Treasurers. Each Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time prescribe.

Section 13. Bonding. If required by the Board of Directors, all or certain of the officers shall give the Corporation a bond, in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of their office and for the restoration to the Coiporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Coiporation.

ARTICLE VI.
CERTIFICATES OF SHARES

Section 1. Form of Certificates. Certificates, in such form as may be determined by the Board of Directors, representing shares to which shareholders are entitled, shall be delivered to each shareholder. Such certificates shall be consecutively numbered and shall be entered in the stock book of the Coiporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number, class of shares, and the par value of such shares or a statement that such shares have a par value of $.00001. They shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signatures of the Corporation's officers may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificate or certificates, shall cease to be such officer or officers of the Coiporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation or its agents, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 2. Lost Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond, in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or a new certificate.

Section 3. Transfer of Shares. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 4. Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VII.
GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, subject to the provisions of the Texas Business Corporation Act and the Articles of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, such record date to be not more than sixty days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than sixty days prior to the payment date of such dividend, hi the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date.

Section 2. Reserves. There may be created by resolution of the Board of Directors out of the surplus of the Corporation such reserve or reserves as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the directors shall think beneficial to the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created. Surplus of the Corporation to the extent so reserved shall not be available for the payment of dividends or other distributions by the Corporation.

Section 3. Telephone and Similar Meetings. Shareholders, directors and committee members may participate in and hold a meeting by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 4. Books and Records. The Corporation shall keep correct and complete books and records of account and minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

Section 5. Checks and Notes. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 6. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 7. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

Section 8. Seal. The Corporation may have a seal, and such seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Any officer of the Corporation shall have authority to affix the seal to any document requiring it.

Section 9. Indemnification. The Corporation shall indemnify its directors to the fullest extent permitted by the Texas Business Corporation Act and may, if and to the extent authorized by the Board of Directors, so indemnify its officers and any other person whom it has the power to indemnify against liability, reasonable expense or other matter whatsoever.

Section 10. Insurance. The Corporation may at the discretion of the Board of Directors purchase and maintain insurance or other financial arrangement as permitted under the Texas Business Corporation Act on behalf of any person who holds or who has held any position identified in Section 9 of this Article VII against any and all liability incurred by such person in any such position or arising out of his status as such.

Section 11. Resignation. Any director, officer or agent may resign by giving written notice to the President or the Secretary. Such resignation shall take effect at the time specified therein or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 12. Amendment of Bylaws. These Bylaws may be altered, amended or repealed at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting.

Section 13. Invalid Provisions. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, shall be valid and operative.

Section 14. Relation to Articles of Incorporation. These Bylaws are subject to, and governed by, the Articles of Incorporation.